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                                                                    Exhibit 23.1


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 28, 2000 (except for notes 9 and 12, as to which the date is July 24, 2000) in the Registration Statement (Form S-1 No. 333-37778) and related Prospectus of California Pizza Kitchen, Inc. and
Subsidiaries dated July 31, 2000.


Woodland Hills, California
July 31, 2000


                                         /s/ Ernst & Young LLP